UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2011

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01	Regulation FD Disclosure.

Macatawa Bank Corporation ("Macatawa") will hold its annual meeting of shareholders on Tuesday, May 10, 2011, at 10:00 a.m. local time. At the meeting, the shareholders will (1) elect four directors for a term of three years; and (2) ratify the appointment of BDO USA LLP as Macatawa's independent registered public accounting firm for 2011. In addition, any other business that may properly come before the meeting will be conducted.

Macatawa is making this meeting accessible to the public by telephone on a listen-only basis. Anyone interested in the meeting may access the meeting on a live basis by dialing toll-free 1-877-325-5023 and entering 2358 400 291 for the pass code. The slide presentation prepared by Macatawa for the annual meeting of shareholders will be available on its website at www.macatawabank.com beginning on May 10, 2011 and continuing through May 20, 2011.

This report is furnished to, and not filed with the Commission.

* * *

CAUTIONARY STATEMENT: This report contains forward-looking statements that are based on management's current beliefs, expectations, plans and intentions. Forward-looking statements may be identified by words or phrases such as "plan" or "strategy"; that an event or trend "may", "should", "will", "is likely", or is "probably" to occur or "continue", has "begun" or "is scheduled" or that the Company or its management "anticipates", "believes", "estimates", "plans", "forecasts", "intends", "predicts", "projects", or "expects" a particular result, or is "committed", "confident", or "optimistic" that an event will occur, or other words or phrases such as "ongoing", "future", "signs", "efforts", "tend", "exploring", "appearing", "until", "near term", "going forward", "starting" and variations of such words and similar expressions. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements may include, among others, statements related to our proposed stock offering or other capital raising activities, real estate valuation, future levels of non-performing loans, the rate of asset dispositions, dividends, future growth and funding sources, future liquidity levels, future profitability levels, the effects on earnings of changes in interest rates and the future level of other revenue sources. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. All of the information concerning interest rate sensitivity is forward-looking. Our ability to successfully complete our proposed stock offering, sell other real estate owned at its carrying value or at all, fully comply with our Consent Order and Written Agreement, improve regulatory capital ratios, successfully implement new programs and initiatives, increase efficiencies, address regulatory issues, maintain our current level of deposits and other sources of funding, respond to declines in collateral values and credit quality, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank

Corporation, specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2011	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer